Exhibit 10.32
ABM INDUSTRIES INCORPORATED
RESTRICTED STOCK UNIT AGREEMENT
2006 EQUITY INCENTIVE PLAN
The Compensation Committee of the Board of Directors of ABM Industries Incorporated has approved a grant to you (the “Grantee”) of Restricted Stock Units (“RSUs”) pursuant to the ABM Industries Incorporated 2006 Equity Incentive Plan (the “Plan”), as described below.

Grantee Name:

Number of RSUs Granted:

Date of Grant:

Vesting Schedule:	50% on the second anniversary of the Grant Date; remaining shares on the fourth anniversary of the Grant Date
Vesting Schedule: Provided you continue to provide services to the Company or any subsidiary or parent of the Company through the applicable vesting date, the RSUs will vest and restrictions will lapse as provided above. Unvested RSUs may be subject to forfeiture if you terminate employment before the vesting date, as set forth in the Plan and the Statement of Terms and Conditions attached hereto.
Additional Terms: ☐ If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto are applicable and are incorporated herein by reference. (No document need be attached as Attachment 1).
By their signatures below, the Company and the Grantee agree that the RSUs are granted under and governed by this Restricted Stock Unit Agreement and by the provisions of the Plan and the Statement of Terms and Conditions attached hereto. The Plan and the Statement of Terms and Conditions are incorporated herein by reference. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or in the Statement of Terms and Conditions, as applicable.
The Grantee acknowledges receipt of a copy of the Plan, the Statement of Terms and Conditions and the Plan Prospectus, represents that the Grantee has carefully read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon settlement of the RSUs or disposition of the shares, if any, received in connection therewith and that Grantee should consult a tax adviser prior to such settlement or disposition.
Please sign your name in the space provided below on this Restricted Stock Unit Agreement and return an executed copy to Sandra Briggs, ABM Industries Incorporated, 160 Pacific Ave., Ste. 222, San Francisco, CA 94111.

ABM INDUSTRIES INCORPORATED		GRANTEE

By:

Henrik C. Slipsager

President & Chief Executive Officer
Date:		Date:

ATTACHMENTS:
2006 Equity Incentive Plan
Statement of Terms and Conditions
Prospectus